UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.     )

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Loxo Oncology, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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April 18, 2016
Dear Stockholders:

You are cordially invited to attend the 2016 Annual Meeting of Stockholders of Loxo Oncology, Inc. The meeting will be held at the Stamford Marriott Hotel & Spa, 243 Tresser Blvd., Stamford, CT 06901, on Friday, June 10, 2016 at 10:00 a.m. local time.

The matters expected to be acted upon at the Annual Meeting are described in detail in the accompanying Notice of Annual Meeting of Stockholders and Proxy Statement.

We are using the Internet as our primary means of furnishing proxy materials to stockholders. Consequently, most stockholders will not receive paper copies of our proxy materials. We will instead send these stockholders a notice with instructions for accessing the proxy materials online and voting in person, by telephone, by mail or via the Internet. The notice also provides information on how stockholders may obtain paper copies of our proxy materials free of charge, if they so choose.

Your vote is important. Whether or not you plan to attend the meeting, please cast your vote as soon as possible by Internet or telephone, or by completing and returning the enclosed proxy card in the postage-prepaid envelope to ensure that your shares will be represented. Your vote by written proxy will ensure your representation at the Annual Meeting regardless of whether you attend in person or not. Returning the proxy does not deprive you of your right to attend the meeting and to vote your shares in person.

We look forward to seeing you at the meeting.

Sincerely,

Joshua H. Bilenker, M.D.
Chief Executive Officer

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR

THE STOCKHOLDER MEETING TO BE HELD ON JUNE 10, 2016:

THIS PROXY STATEMENT AND THE ANNUAL REPORT ARE AVAILABLE AT

www.proxyvote.com

LOXO ONCOLOGY, INC.

281 Tresser Boulevard, 9th Floor

Stamford, CT 06901

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 10, 2016

To Our Stockholders:

NOTICE IS HEREBY GIVEN that the 2016 Annual Meeting of Stockholders of Loxo Oncology, Inc. will be held on Friday, June 10, 2016, at 10:00 a.m. local time at the Stamford Marriott Hotel & Spa, 243 Tresser Blvd., Stamford, CT 06901.

We are holding the meeting for the following purposes, which are more fully described in the accompanying proxy statement:

1. To elect three Class II directors of Loxo Oncology, Inc. each to serve until the third annual meeting of stockholders following this meeting and until his or her successor has been elected and qualified or until his or her earlier resignation or removal.

2. To ratify the appointment of CohnReznick LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2016.

In addition, stockholders may be asked to consider and vote upon such other business as may properly come before the meeting or any adjournment or postponement thereof.

Only stockholders of record at the close of business on April 15, 2016 are entitled to notice of, and to vote at, the meeting and any adjournments thereof. For ten days prior to the meeting, a complete list of the stockholders entitled to vote at the meeting will be available for examination by any stockholder for any purpose germane to the meeting during ordinary business hours at our headquarters.

Your vote as a Loxo Oncology, Inc. stockholder is very important. Each share of stock that you own represents one vote. For questions regarding your stock ownership, you may contact us through our website at http://ir.loxooncology.com or, if you are a registered holder, our transfer agent, American Stock Transfer & Trust Company, by email through the American Stock Transfer & Trust Company website at www.amstock.com or by phone at (800) 937-5449.

By Order of the Board of Directors,

Joshua H. Bilenker, M.D.
Chief Executive Officer

Stamford, CT

April 18, 2016

YOUR VOTE IS IMPORTANT

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, WE ENCOURAGE YOU TO VOTE AND SUBMIT YOUR PROXY BY INTERNET, TELEPHONE OR BY MAIL. FOR ADDITIONAL INSTRUCTIONS ON VOTING BY TELEPHONE OR THE INTERNET, PLEASE REFER TO YOUR PROXY CARD. TO VOTE AND SUBMIT YOUR PROXY BY MAIL, PLEASE COMPLETE, SIGN AND DATE THE ENCLOSED PROXY CARD AND RETURN IT IN THE ENCLOSED ENVELOPE. IF YOU ATTEND THE ANNUAL MEETING, YOU MAY REVOKE YOUR PROXY AND VOTE IN PERSON. IF YOU HOLD YOUR SHARES THROUGH AN ACCOUNT WITH A BROKERAGE FIRM, BANK OR OTHER NOMINEE, PLEASE FOLLOW THE INSTRUCTIONS YOU RECEIVE FROM YOUR ACCOUNT MANAGER TO VOTE YOUR SHARES.

LOXO ONCOLOGY, INC.

PROXY STATEMENT FOR 2016 ANNUAL MEETING OF STOCKHOLDERS

LOXO ONCOLOGY, INC.

281 Tresser Boulevard, 9th Floor

Stamford, CT 06901

PROXY STATEMENT FOR THE 2016 ANNUAL MEETING OF STOCKHOLDERS

April 18, 2016

INFORMATION ABOUT SOLICITATION AND VOTING

The accompanying proxy is solicited on behalf of the board of directors of Loxo Oncology, Inc. for use at Loxo Oncology’s 2016 Annual Meeting of Stockholders (“Annual Meeting”) to be held on June 10, 2016, at 10:00 a.m. local time, and any adjournment or postponement thereof. This Proxy Statement and the accompanying proxy card, Notice of Annual Meeting, and Annual Report to Stockholders was first sent or made available, on or about April 18, 2016, to stockholders of record as of April 15, 2016 (the “Record Date”). For those stockholders receiving a Notice of Internet Availability of Proxy Materials, the Notice of Internet Availability of Proxy Materials was first mailed on or about April 18, 2016 to stockholders of record as of the Record Date. An electronic copy of this Proxy Statement and annual report on Form 10-K are available at www.proxyvote.com.

GENERAL INFORMATION ABOUT THE ANNUAL MEETING

Purpose of the Annual Meeting

At the Annual Meeting, stockholders will act upon the proposals described in this Proxy Statement for the 2016 Annual Meeting (“Proxy Statement”).

Record Date; Quorum

Only holders of record of common stock at the close of business on the Record Date will be entitled to vote at the Annual Meeting. At the close of business on the Record Date, we had 19,690,710 shares of common stock outstanding and entitled to vote.

The holders of a majority of the voting power of the shares of stock entitled to vote at the Annual Meeting as of the Record Date must be present at the Annual Meeting in order to hold the Annual Meeting and conduct business. This presence is called a quorum. Your shares are counted as present at the Annual Meeting if you are present and vote in person at the Annual Meeting or if you have properly submitted a proxy.

Voting Rights; Required Vote

In deciding all matters at the Annual Meeting, each holder of shares of common stock is entitled to one vote for each share of common stock held as of the close of business on the Record Date. We do not have cumulative voting rights for the election of directors. You may vote all shares owned by you as of the Record Date, including (i) shares held directly in your name as the stockholder of record, and (ii) shares held for you as the beneficial owner in street name through a broker, bank, trustee, or other nominee.

Stockholder of Record: Shares Registered in Your Name. If, on the Record Date, your shares were registered directly in your name with our transfer agent, American Stock Trust & Transfer Company, then you are considered the stockholder of record with respect to those shares. As a stockholder of record, you may vote at the Annual Meeting or vote by telephone, by Internet, or by filling out and returning the proxy card.

Beneficial Owner: Shares Registered in the Name of a Broker or Nominee. If, on the Record Date, your shares were held in an account with a brokerage firm, bank or other nominee, then you are the beneficial owner of the shares held in street name. As a beneficial owner, you have the right to direct your nominee on how to vote the shares held in your account, and your nominee has enclosed or provided voting instructions for you to use in directing it on how to vote your shares. However, the organization that holds your shares is considered the stockholder of record for purposes of voting at the Annual Meeting. Because you are not the stockholder of record, you may not vote your shares at the Annual Meeting unless you request and obtain a valid proxy from the organization that holds your shares giving you the right to vote the shares at the Annual Meeting.

Each director will be elected by a plurality of the votes cast, which means that the three individuals nominated for election to the board of directors at the Annual Meeting receiving the highest number of “FOR” votes will be elected. You may either vote “FOR” one or any of the nominees or “WITHHOLD” your vote with respect to one or any of the nominees. Ratification of CohnReznick LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2016 will be obtained if the number of votes cast “FOR” the proposal at the Annual Meeting exceeds the number of votes “AGAINST” the proposal.

Broker non-votes occur when a broker, bank or other nominee holding shares for a beneficial owner does not vote on a particular matter because such broker, bank or other nominee does not have discretionary authority to vote on that matter and has not received voting instructions from the beneficial owner. Brokers, banks and other nominees typically do not have discretionary authority to vote on non-routine matters. Broker non-votes are counted for purposes of determining whether a quorum is present, and have no effect on the outcome of the matters voted upon. Under the rules and interpretations of The NASDAQ Stock Market Listing Rules, “non-routine” matters are matters that may substantially affect the rights or privileges of stockholders, such as mergers, stockholder proposals, elections of directors, executive compensation and certain corporate governance proposals, even if management-supported. At our Annual Meeting, only ratification of the appointment of our independent registered public accounting firm is considered a “routine” matter. Note that if you are a beneficial holder and do not provide specific voting instructions to your broker, the broker that holds your shares will not have discretionary authority to vote on the election of directors. Accordingly, we encourage you to provide voting instructions to your broker, whether or not you plan to attend the meeting.

Recommendations of the Board of Directors on Each of the Proposals Scheduled to be Voted on at the Annual Meeting

The board of directors recommends that you vote “FOR” each of the Class II directors named in this Proxy Statement (“Proposal No. 1”) and “FOR” the ratification of the appointment of CohnReznick LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2016 (“Proposal No. 2”). None of the directors or executive officers has any substantial interest in any matter to be acted upon, other than elections to office with respect to the directors so nominated.

Voting Instructions; Voting of Proxies

If you are a stockholder of record, you may:

•                  vote in person—we will provide a ballot to stockholders who attend the Annual Meeting and wish to vote in person;

•                  vote via telephone or Internet—in order to do so, please follow the instructions shown on your proxy card; or

•                  vote by mail—complete, sign and date the proxy card enclosed herewith and return it before the Annual Meeting in the envelope provided.

Votes submitted by telephone or Internet must be received by 11:59 pm Eastern Time on June 9, 2016. Submitting your proxy, whether via the Internet, by telephone, or by mail, will not affect your right to vote in person should you decide to attend the Annual Meeting. If you are not the stockholder of record, please refer to the voting instructions provided by your nominee to direct it how to vote your shares. You may either vote “FOR” all of the nominees to the board of directors, or you may withhold your vote from any nominee you specify. For any other matter to be voted on you may vote “FOR” or “AGAINST” or “ABSTAIN” from voting. Your vote is important. Whether or not you plan to attend the Annual Meeting, we urge you to vote by proxy to ensure that your vote is counted.

All proxies will be voted in accordance with the instructions specified on the proxy card. If you sign a physical proxy card and return it without instructions as to how your shares should be voted on a particular proposal at the Annual Meeting, your shares will be voted in accordance with the recommendations of our board of directors stated above.

If you do not vote and you hold your shares in street name, and your broker does not have discretionary power to vote your shares, your shares may constitute “broker non-votes” (as described above) and will not be counted in determining the number of shares necessary for approval of the proposals. However, shares that constitute broker non-votes will be counted for the purpose of establishing a quorum for the Annual Meeting.

If you receive more than one proxy card, your shares are registered in more than one name or are registered in different accounts. To make certain all of your shares are voted, please follow the instructions included on each proxy card and vote each proxy card by telephone. If you are voting by mail, please complete, sign and return each proxy card to ensure that all of your shares are voted.

Expenses of Soliciting Proxies

Loxo Oncology will pay the expenses of soliciting proxies. Following the original mailing of the soliciting materials, Loxo Oncology and its agents, including directors, officers and other employees, without additional compensation, may solicit proxies by mail, electronic mail, telephone, facsimile, by other similar means, or in person. Following the original mailing of the soliciting materials, Loxo Oncology will request brokers, custodians, nominees and other record holders to forward copies of the soliciting materials to persons for whom they hold shares and to request authority for the exercise of proxies. In such cases, Loxo Oncology, upon the request of the record holders, will reimburse such holders for their reasonable expenses. If you choose to access the proxy materials through the Internet, you are responsible for any Internet access charges you may incur.

Revocability of Proxies

A stockholder who has given a proxy may revoke it at any time before it is exercised at the Annual Meeting by:

•                  delivering to the Compliance Officer of Loxo Oncology (by any means, including facsimile) a written notice stating that the proxy is revoked;

•                  signing and delivering a proxy bearing a later date;

•                  voting again by telephone or Internet; or

•                  attending and voting at the Annual Meeting (although attendance at the Annual Meeting will not, by itself, revoke a proxy).

Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to revoke a proxy, you must contact that firm to revoke any prior voting instructions.

Voting Results

Voting results will be tabulated and certified by the inspector of elections appointed for the Annual Meeting. The preliminary voting results will be announced at the Annual Meeting. The final results will be tallied by the inspector of elections and filed with the Securities and Exchange Commission (“SEC”) in a current report on Form 8-K within four business days of the Annual Meeting.

BOARD OF DIRECTORS AND COMMITTEES OF THE BOARD; CORPORATE GOVERNANCE STANDARDS AND DIRECTOR INDEPENDENCE

Loxo Oncology is strongly committed to good corporate governance practices. These practices provide an important framework within which our board of directors and management can pursue our strategic objectives for the benefit of our stockholders.

Corporate Governance Guidelines

Our board of directors has adopted corporate governance guidelines that set forth the role of the board of directors, director independence standards, board structure and functions, director selection considerations, and other policies for the governance of the company (“Corporate Governance Guidelines”). Our Corporate Governance Guidelines are available on the Investors section of our website, which is located at http://ir.loxooncology.com/corporate-governance. Our nominating and governance committee reviews the Corporate Governance Guidelines periodically, and recommends changes to our board of directors as warranted.

Board Leadership Structure

Our Corporate Governance Guidelines provide that our board of directors shall be free to choose its chairperson in any way that it considers in the best interests of our company, and that the nominating and governance committee shall periodically consider the leadership structure of our board of directors and make such recommendations to the board of directors with respect thereto as the nominating and governance committee deems appropriate. Our Corporate Governance Guidelines also provide that, when the positions of chairperson and Chief Executive Officer are held by the same person, the independent directors may designate a “lead independent director.” In cases in which the chairperson and Chief Executive Officer are the same person, the chairperson schedules and sets the agenda for meetings of the board of directors, and the chairperson, or if the chairperson is not present, the lead independent director, chairs such meetings. In addition, the responsibilities of the lead independent director include: presiding over executive sessions of independent directors; serving as a liaison between the chairperson and the independent directors; being available, under appropriate circumstances, for consultation and direct communication with stockholders; and performing such other functions and responsibilities as requested by the board of directors from time to time.

Our board of directors believes that Loxo Oncology and our stockholders are best served by having Mr. Steven A. Elms, a member of the nominating and governance committee, serve as our non-executive Chairman. Our board of directors believes that the current board leadership structure provides effective independent oversight of management while allowing the board and management to benefit from its members’ extensive financial and business expertise in the biotechnology industry. Our board of directors believes that its independence and oversight of management is maintained effectively through this leadership structure, the composition of the board of directors and sound corporate governance policies and practices.

Our Board of Directors’ Role in Risk Oversight

Our board of directors, as a whole, has responsibility for risk oversight, although the committees of our board of directors oversee and review risk areas that are particularly relevant to them. The risk oversight responsibility of our board of directors and its committees is supported by our management reporting processes, which are designed to provide visibility to the board of directors and to our personnel that are responsible for risk assessment and information about the identification, assessment and management of critical risks and management’s risk mitigation strategies. These areas of focus include, but are not limited to, competitive, economic, operational, financial (accounting, credit, liquidity, and tax), legal, regulatory, compliance and reputational risks. Each committee of the board of directors meets in executive session with key management personnel and representatives of outside advisors to oversee risks associated with their respective principal areas of focus. The audit committee reviews our major financial risk exposures and the steps management has taken to monitor and control such exposures, including our risk assessment and risk management policies and guidelines. The compensation committee reviews risks and exposures associated with compensation programs and arrangements, including incentive plans. The nominating and governance committee, together with the audit committee, reviews our major legal compliance risk exposures and monitors the processes put in place by management to mitigate these exposures, including our legal risk assessment and legal risk management policies and guidelines.

Director Independence

Our board of directors determines the independence of our directors by applying the applicable rules, regulations and listing standards of the NASDAQ Global Market (“NASDAQ”). These provide that a director is independent only if the board affirmatively determines that the director does not have a relationship with the company which, in the opinion of the board of directors, would interfere with the exercise of his or her independent judgment in carrying out the responsibilities of a director. They also specify various relationships that preclude a determination of director independence. Such relationships may include employment, commercial, accounting, family and other business, professional and personal relationships.

Applying these standards, the board annually reviews the independence of our directors, taking into account all relevant facts and circumstances. In its most recent review, our board of directors considered, among other things, the relationships that each non-employee director has with our company and all other facts and circumstances our board of directors deemed relevant in determining their independence, including the beneficial ownership of our capital stock by each non-employee director.

Based upon this review, our board of directors has determined that the following members of our board are currently independent as determined under applicable rules, regulations and listing standards of NASDAQ: Dr. James Barrett, Dr. David Bonita, Mr. Elms, Mr. Alan Fuhrman, Mr. Tim M. Mayleben and Mr. Avi Z. Naider. All members of our audit committee, compensation committee and nominating and governance committee must be independent directors under the applicable rules, regulations and listing standards of NASDAQ, subject to NASDAQ’s phase-in rules. Members of the audit committee also must satisfy a separate SEC independence requirement, which provides that (i) they may not accept directly or indirectly any consulting, advisory or other compensatory fee from Loxo Oncology or any of its subsidiaries other than their directors’ compensation, and (ii) they may not be an affiliated person of Loxo Oncology or any of its subsidiaries. Members of the compensation committee also must satisfy a separate SEC independence requirement and a related NASDAQ listing standard with respect to their affiliation with Loxo Oncology and any consulting, advisory or other fees they may have received from Loxo Oncology. Our board of directors has determined that, all members of our audit committee, compensation committee and nominating and governance committee are independent and satisfy the relevant SEC and NASDAQ independence requirements for such committees.

Board Committees

Our board of directors has established an audit committee, a compensation committee and a nominating and governance committee. The composition and responsibilities of each committee are described below. Each of these committees has a written charter approved by our board of directors. Copies of the charters for the audit committee, compensation committee and nominating and governance committee are available, without charge, upon request in writing to Loxo Oncology, Inc., 281 Tresser Boulevard, 9th Floor, Stamford, CT 06901, Attn: Compliance Officer or by clicking on “Corporate Governance” in the Investors section of our website at http://ir.loxooncology.com. Members serve on these committees until their resignations or until otherwise determined by our board of directors.

Audit Committee

Our audit committee is comprised of Mr. Fuhrman who is the chair of the audit committee, Dr. Bonita and Mr. Naider. The members of our audit committee meet the requirements for independence under current NASDAQ and SEC rules, regulations and listing standards. Each member of our audit committee is financially literate as required by NASDAQ listing standards. In addition, our board of directors has determined that Mr. Fuhrman is an audit committee financial expert within the meaning of Item 407(d) of Regulation S-K under the Securities Act of 1933, as amended. This designation does not impose on him any duties, obligations or liabilities that are greater than are generally imposed on members of our audit committee and our board of directors. Our audit committee is directly responsible for, among other things:

•                  selecting the independent registered public accounting firm to audit our financial statements;

•                  ensuring the independence of the independent registered public accounting firm;

•                  discussing the scope and results of the audit with the independent registered public accounting firm, and reviewing, with management and that firm, our interim and year-end operating results;

•                  establishing procedures for employees to anonymously submit concerns about questionable accounting or audit matters;

•                  considering the adequacy of our internal controls and internal audit function;

•                  reviewing material related party transactions or those that require disclosure; and

•                  approving or, as permitted, pre-approving all audit and non-audit services to be performed by the independent registered public accounting firm.

Compensation Committee

Our compensation committee is comprised of Dr. Barrett, who is the chair of the compensation committee, Dr. Bonita and Mr. Mayleben. The composition of our compensation committee meets the requirements for independence under current NASDAQ and SEC rules, regulations and listing standards. Each member of this committee is also a non-employee director, as defined pursuant to Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended (“Exchange Act”), an outside director, as defined pursuant to Section 162(m) of the Code and is “independent” as defined in Section 5605(a) (2) of the NASDAQ rules and Rule 10C-1 promulgated under the Exchange Act. The purpose of our compensation committee is to discharge the responsibilities of our board of directors relating to compensation of our executive officers. Our compensation committee is responsible for, among other things:

•                  reviewing and approving, or recommending that our board of directors approve, the compensation of our executive officers;

•                  reviewing and recommending to our board of directors the compensation of our non-employee directors;

•                  reviewing and approving, or recommending that our board of directors approve, the terms of any compensatory agreements with our executive officers;

•                  administering our stock and equity incentive plans;

•                  reviewing and approving, or making recommendations to our board of directors with respect to, incentive compensation and equity plans; and

•                  reviewing our overall compensation philosophy.

The compensation committee has the sole authority and responsibility, subject to any approval by the board of directors which the compensation committee or legal counsel determines to be desirable or required by applicable law or the NASDAQ rules, to determine all aspects of executive compensation packages for the Chief Executive Officer and other executive officers. The compensation committee also makes recommendations to our board of directors regarding the form and amount of compensation of non-employee directors. The compensation committee may take into account the recommendations of the Chief Executive Officer with respect to compensation of the other executive officers, and the recommendations of the board of directors or any member of the board of directors with respect to compensation of the Chief Executive Officer and other executive officers.

The compensation committee engaged an independent executive compensation consulting firm, Radford, an AON Hewitt Company (“Radford”), to evaluate our executive compensation program and practices and to provide advice and ongoing assistance on executive compensation matters for fiscal year 2015. Specifically, Radford was engaged to:

•                  provide compensation-related data for a peer group of companies to serve as a basis for assessing competitive compensation practices;

•                  review and assess our current director, CEO and other executive officer compensation policies and practices and equity profile relative to market practices;

•                  review and assess our current executive compensation program relative to market to identify any potential changes or enhancements to be brought to the attention of the compensation committee; and

•                  review market practices on employee stock purchase plans and other equity programs.

Representatives of Radford met informally with the chair of the compensation committee and attended the regular meetings of the compensation committee, including executive sessions from time to time without any members of management present. During fiscal year 2015, Radford worked directly with the compensation committee (and not on behalf of management) to assist the committee in satisfying its responsibilities and undertook no projects for management without the committee’s prior approval. The compensation committee has determined that none of the work performed by Radford during fiscal year 2015 raised any conflict of interest.

Nominating and Governance Committee

Our nominating and governance committee is comprised of Dr. Barrett, who is the chair of the nominating and governance committee, and Mr. Elms. The composition of our nominating and governance committee meets the requirements for independence under current NASDAQ and SEC rules, regulations and listing standards. Our nominating and governance committee is responsible for, among other things:

•                  identifying and recommending candidates for membership on our board of directors;

•                  developing, reviewing and recommending our Corporate Governance Guidelines and policies;

•                  reviewing proposed waivers of the code of business conduct and ethics for directors and code of business conduct and ethics for employees;

•                  overseeing the evaluation of our board of directors on an annual basis; and

•                  assisting our board of directors on corporate governance matters.

Compensation Committee Interlocks and Insider Participation

None of our executive officers has served as a member of the board of directors, or as a member of the compensation or similar committee, of any entity that has one or more executive officers who served on our board of directors or compensation committee during fiscal year 2015.

Code of Business Conduct and Ethics

We have adopted a Code of Business Conduct and Ethics for Directors (“Code of Conduct for Directors”) and a Code of Business Conduct and Ethics for Employees (“Code of Conduct for Employees”). Our Code of Conduct for Directors and our Code of Conduct for Employees are posted on the Investors section of our website located at http://ir.loxooncology.com by clicking on “Corporate Governance.” Any amendments or waivers of our Code of Conduct for Directors or our Code of Conduct for Employees pertaining to a member of our board of directors or one of our executive officers will be disclosed on our website at the above-referenced address.

Board and Committee Meetings and Attendance

Our board of directors and its committees meet throughout the year on a set schedule, and also hold special meetings and act by written consent from time to time. During fiscal year 2015, our board of directors met seven times, including telephonic meetings, the audit committee held five meetings, the compensation committee held three meetings and the nominating and governance committee held two meetings. None of the directors attended fewer than 75% of the aggregate of the total number of meetings held by the board of directors and the total number of meetings held by all committees of the board of directors on which such director served (during the period that such director served on the board of directors and any committee).

Board Attendance at Annual Stockholders’ Meeting

Our policy is to invite and encourage each member of our board of directors to be present at our annual meetings of stockholders. All of our directors attended the 2015 Annual Stockholders’ Meeting.

Presiding Director of Non-Employee Director Meetings

The non-employee directors meet in regularly scheduled executive sessions without management to promote open and honest discussion, led by our non-executive Chairman, Mr. Elms.

Communication with Directors

Stockholders and interested parties who wish to communicate with our board of directors, non-management members of our board of directors as a group, a committee of the board of directors or a specific member of our board of directors (including our Chairman or lead independent director, if any) may do so by letters addressed to the attention of our Compliance Officer.

All communications are reviewed by the Compliance Officer and provided to the members of the board of directors consistent with a screening policy providing that unsolicited items, sales materials, abusive, threatening or otherwise inappropriate materials and other routine items and items unrelated to the duties and responsibilities of the board of directors not be relayed on to directors. Any communication that is not relayed is recorded in a log and made available to our board of directors.

The address for these communications is:

Loxo Oncology, Inc.
c/o Compliance Officer
281 Tresser Boulevard, 9th Floor
Stamford, CT 06901.

NOMINATIONS PROCESS AND DIRECTOR QUALIFICATIONS

Nomination to the Board of Directors

Candidates for nomination to our board of directors are selected by our board of directors based on the recommendation of the nominating and governance committee in accordance with the committee’s charter, our certificate of incorporation and bylaws, our Corporate Governance Guidelines, and the criteria adopted by the board of directors regarding director candidate qualifications. In recommending candidates for nomination, the nominating and governance committee considers candidates recommended by directors, officers, employees, stockholders and others, using the same criteria to evaluate all candidates. Evaluations of candidates generally involve a review of background materials, internal discussions and interviews with selected candidates as appropriate and, in addition, the committee may engage consultants or third-party search firms to assist in identifying and evaluating potential nominees.

Additional information regarding the process for properly submitting stockholder nominations for candidates for membership on our board of directors is set forth below under “Stockholder Proposals to Be Presented at Next Annual Meeting.”

Director Qualifications

With the goal of developing a diverse, experienced and highly qualified board of directors, the nominating and governance committee is responsible for developing and recommending to the board of directors the desired qualifications, expertise and characteristics of members of our board of directors, including the specific minimum qualifications that the committee believes must be met by a committee-recommended nominee for membership on the board of directors and any specific qualities or skills that the committee believes are necessary for one or more of the members of the board of directors to possess.

Since the identification, evaluation and selection of qualified directors is a complex and subjective process that requires consideration of many intangible factors, and will be significantly influenced by the particular needs of the board of directors from time to time, our board of directors has not adopted a specific set of minimum qualifications, qualities or skills that are necessary for a nominee to possess, other than those that are necessary to meet U.S. legal, regulatory and NASDAQ listing requirements and the provisions of our certificate of incorporation, bylaws, Corporate Governance Guidelines, and charters of the board committees. In addition, neither the board of directors nor the nominating and governance committee has a formal policy with regard to the consideration of diversity in identifying nominees. When considering nominees, the nominating and governance committee may take into consideration many factors including, among other things, a candidate’s independence, integrity, skills, financial and other expertise, breadth of experience, and knowledge about our business or industry and ability to devote adequate time and effort to responsibilities of the board of directors in the context of its existing composition. Through the nomination process, the nominating and governance committee seeks to promote board membership that reflects a diversity of business experience, expertise, viewpoints, personal backgrounds and other characteristics that are expected to contribute to the board of directors’ overall effectiveness. The brief biographical description of each director set forth in Proposal No. 1 below includes the primary individual experience, qualifications, attributes and skills of each of our directors that led to the conclusion that each director should serve as a member of our board of directors at this time.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

Our board of directors currently consists of eight directors and is divided into three classes. Each class serves for three years, with the terms of office of the respective classes expiring in successive years. Directors in Class II will stand for election at our Annual Meeting to be held on June 10, 2016. The terms of office of directors in Class III and Class I do not expire until the annual meetings of stockholders held in 2017 and 2018, respectively. At the recommendation of our nominating and governance committee, our board of directors proposes that each of the three Class II nominees named below, each of whom is currently serving as a director in Class II, be elected as a Class II director for a three-year term expiring at the 2019 Annual Meeting of Stockholders and until such director’s successor is duly elected and qualified or until such director’s earlier resignation or removal.

Shares represented by proxies will be voted “FOR” the election of each of the two nominees named below, unless the proxy is marked to withhold authority to so vote. If any nominee for any reason is unable to serve or for good cause will not serve, the proxies may be voted for such substitute nominee as the proxy holder might determine. Each nominee has consented to being named in this Proxy Statement and to serve if elected.

Nominees to the Board of Directors

The nominees, and their ages, occupations and length of board service are provided in the table below. Additional biographical descriptions of each nominee are set forth in the text below the table. These descriptions include the primary individual experience, qualifications, qualities and skills of each of our nominees that led to the conclusion that each director should serve as a member of our board of directors at this time.

Name of Director	Age	Principal Occupation	Director Since
Class II Directors:

David Bonita, M.D.(1)(2)	40	Private Equity Partner; OrbiMed Advisors LLC	2013

Keith T. Flaherty, M.D.	45	Director, Henri and Belinda Termeer Center for Targeted Therapy and Clinical Research and Professor of Medicine, Harvard Medical School	2013

Lori Kunkel, M.D.	66	Consultant	2014

(1) Member of the audit committee

(2) Member of the compensation committee

Dr. David Bonita has served as a member of our board of directors since September 2013. Dr. Bonita has been a Private Equity Partner at OrbiMed Advisors LLC, or OrbiMed LLC, an investment company, since June 2012. Previously, Dr. Bonita served in various roles at OrbiMed LLC, including as a Private Equity Principal from December 2007 to June 2012 and as a Senior Associate from June 2004 to December 2007. In addition to serving on our board of directors, Dr. Bonita has served on the boards of directors of Ambit Biosciences Corporation, a biopharmaceutical company, since 2012 and of several private companies. Prior to joining OrbiMed LLC, Dr. Bonita worked in the healthcare investment banking groups of Morgan Stanley and UBS AG. Dr. Bonita received his A.B. in Biological Sciences from Harvard University and his joint M.D./M.B.A. from Columbia University. We believe that Dr. Bonita should serve on our board of directors because of his private equity expertise and knowledge of the healthcare industry.

Dr. Keith T. Flaherty has served as a member of our board of directors since September 2013. He is Director of the Henri and Belinda Termeer Center for Targeted Therapy and Clinical Research, Massachusetts General Hospital Cancer Center, and is an Associate Professor of Medicine at Harvard Medical School. He has worked as a physician at Massachusetts General Hospital since 2009. Dr. Flaherty serves on the board of directors of Clovis Oncology, Inc., a biopharmaceutical company. Dr.

Flaherty trained in internal medicine at Brigham and Women’s Hospital, and in medical oncology at the University of Pennsylvania, earning board certifications in these specialties. He received his M.D. from The Johns Hopkins School of Medicine and his B.S. degree in Neurobiology from Yale University. We believe that Dr. Flaherty should serve on our board of directors due to his scientific background and experience as a clinician in the field of oncology.

Dr. Lori Kunkel has served on the board of directors since October 2014. She previously served as Acting Chief Medical Officer for Loxo Oncology. Prior to Loxo Oncology, Dr. Kunkel served as Chief Medical Officer at Pharmacyclics, a biopharmaceutical company, from November 2011 until August 2013 where she was responsible for building and leading an integrated clinical development and medical affairs organization highlighted by the approval of IMBRUVICA. From February 2009 until joining Pharmacyclics she served as a clinical advisor to Syndax, a biopharmaceutical company. Previously she served as Chief Medical Officer at Proteolix, a biotechnology company acquired by Onyx, where she oversaw the clinical development of KYPROLIS. She has held senior roles at ACT Therapeutics, Xencor, and Genitope. Dr. Kunkel trained in internal medicine at Baylor College of Medicine, and in hematology-oncology at USC and UCLA, earning board certification in these specialties. Dr. Kunkel received her M.D. from University of Southern California and her B.A. degree from University of California San Diego. We believe that Dr. Kunkel should serve on our board of directors due to her clinical development expertise and experience in the biopharmaceutical industry.

Continuing Directors

The directors who are serving for terms that end following the Annual Meeting, and their ages, occupations and length of board service, are provided in the table below. Additional biographical descriptions of each such director are set forth in the text below the table. These descriptions include the primary individual experience, qualifications, qualities and skills of each of our nominees that led to the conclusion that each director should serve as a member of our board of directors at this time.

Name of Director	Age	Principal Occupation	Director Since
Class I Directors:
James Barrett, Ph.D. (2)(3)	73	General Partner, New Enterprise Associates	2014
Joshua H. Bilenker, M.D.	44	President and Chief Executive Officer	2013
Tim M. Mayleben (2)	55	President and Chief Executive Officer, Esperion Therapeutics	2015
Class III Directors:
Steven A. Elms (3)	52	Managing Partner, Aisling Capital LLC	2013
Alan Fuhrman (1)	59	Chief Financial Officer, Mirna Therapeutics	2015
Avi Z. Naider (1)	44	Chairman and CEO, ACES Risk Management Corp.	2013

(1) Member of the audit committee

(2) Member of the compensation committee

(3) Member of the nominating and governance committee

Dr. James Barrett has served on the board of directors since April 2014. Since 2001, he has served as a General Partner of New Enterprise Associates, or NEA, a venture capital firm, where he specializes in biotechnology and works with members of NEA’s healthcare investment group on medical devices, healthcare information systems and healthcare services companies. Prior to joining NEA, from 1997 to 2001, Dr. Barrett founded and served as Chairman and Chief Executive Officer at Sensors for Medicine and Science, a medical device company. In addition to serving on our board of directors, Dr. Barrett currently serves on the boards of several biopharmaceutical and biotechnology companies, including Clovis Oncology, Inc., Roka Bioscience, Inc., GlycoMimetics, Inc., Proteostasis Therapeutics, Inc., Zosano Pharma Corporation and Supernus Pharmaceuticals, Inc. He also serves on the board of directors of several private companies. He previously served on the boards of Amicus Therapeutics, Inc., from 2009 to 2015, Inhibitex, Inc. from 2002 to 2012 and Targacept, Inc. from 2002 to 2013, YM

Biosciences, Inc., and Iomai Corporation, and several private companies. Dr. Barrett received his Ph.D. in Biochemistry from the University of Tennessee, his M.B.A. from the University of Santa Clara and his B.S. in Chemistry from Boston College. We believe that Dr. Barrett should serve on our board of directors due to his experience overseeing investments in biotechnology, service on the board of directors of several public biopharmaceutical companies and prior senior management experience in the biopharmaceutical sector.

Dr. Joshua H. Bilenker, M.D., founder of Loxo Oncology, has served as President and Chief Executive Officer since June 2013 and as a member of our board of directors since June 2013. Since November 2013, Dr. Bilenker has served as an Operating Partner at Aisling Capital LLC, or Aisling Capital, a private equity firm, where he was a Partner from January 2012 to October 2013 and previously served as a Principal from October 2008 to December 2011 and an Associate from April 2006 to September 2008. Dr. Bilenker is on the board of directors of T2 Biosystems and Viewray Inc. He also serves on the nonprofit boards of BioEnterprise and The NCCN Foundation. From 2004 to 2006, Dr. Bilenker served as a Medical Officer at the FDA in the Office of Oncology. Dr. Bilenker trained at the University of Pennsylvania in internal medicine and medical oncology, earning board certification in these specialties. He received his M.D. from The Johns Hopkins School of Medicine and his A.B. degree in English from Princeton University. We believe that Dr. Bilenker should serve on our board of directors due to his thorough knowledge of our company and his experience in finance and medicine.

Tim M. Mayleben has served on the board of directors since July 2015. Mr. Mayleben currently serves as president and chief executive officer of Esperion Therapeutics and has been a member of the board of directors of Esperion since 2010. Prior to joining Esperion, Mr. Mayleben was president, CEO and a director of Aastrom Biosciences. Previously, he was president, chief operating officer and a director of NightHawk Radiology Holdings. Prior to joining NightHawk, Tim was chief operating officer of the original Esperion until its acquisition by Pfizer in 2004. Mr. Mayleben is a board member of several life science companies, including Kaléo Pharma, Lycera Corporation, and Marinus Pharmaceuticals and an advisor to the Wolverine Venture Fund. Mr. Mayleben earned an MBA with distinction from the J.L. Kellogg Graduate School of Management at Northwestern University, and a BBA from the University of Michigan, Ross School of Business. We believe that Mr. Mayleben should serve on our board of directors due to his public company experience and understanding of the pharmaceutical industry.

Steven A. Elms has served as a member of our board of directors since July 2013. He currently serves as a Managing Partner of Aisling Capital LLC, a private equity firm. He joined Aisling Capital LLC in 2000 from the life sciences investment banking group of Chase H&Q (formerly Hambrecht and Quist Group Inc.) where he was a principal. Mr. Elms serves on the board of directors of Pernix Therapeutics Holdings, Inc. and ADMA Biologics, Inc. Previously, Mr. Elms served on the board of directors of Ambit Biosciences Corp. from 2001 to 2014, MAP Pharmaceuticals, Inc. from 2004 to 2011 and has served on the boards of directors of a number of private companies. Mr. Elms received his B.A. in Human Biology from Stanford University and his M.B.A. from the Kellogg Graduate School of Management at Northwestern University. We believe that Mr. Elms should serve on our board of directors due to his extensive financial services background and experience in the pharmaceutical and healthcare industries.

Alan Fuhrman has served as a member of our board of directors since January 2015. He previously served as the chief financial officer of Ambit Biosciences from October 2010 until its recent sale to Daiichi Sankyo for up to $410 million. Prior to this role, he served as chief financial officer of Naviscan, Inc., a privately-held medical imaging company from November 2008 until September 2010, and as chief financial officer of Sonus Pharmaceuticals from September 2004 until August 2008. Earlier in Mr. Fuhrman’s career he practiced as a CPA with Coopers and Lybrand. Mr. Fuhrman received B.S. degrees in both business administration and agricultural economics from Montana State University. We believe that Mr. Fuhrman should serve on our board of directors based on his financial expertise and his experience with public company accounting.

Avi Z. Naider has served as a member of our board of directors since September 2013. Mr. Naider is Chairman and CEO of ACES Risk Management Corp., a software company, a position he has held since January 2008. Mr. Naider is also a private investor and consultant to various companies. Prior to joining ACES, Mr. Naider founded an internet advertising software company, worked in private equity and was an associate at the Boston Consulting Group. Mr. Naider received his A.B. in the Woodrow Wilson School of Public and International Affairs from Princeton University. We believe that Mr. Naider should serve on our board of directors due to his experience founding and managing companies.

There are no family relationships among our directors and officers.

Director Compensation

The following table provides information for the fiscal year ended December 31, 2015 regarding all compensation awarded to, earned by or paid to each person who served as a non-employee director for some portion of 2015. Dr. Joshua H. Bilenker, our Chief Executive Officer is not included in the table below because he did not receive additional compensation for services as a director. The compensation received by Dr. Bilenker as an employee is shown below in “Executive Compensation—Summary Compensation Table.”

Name	Fees Earned or Paid in Cash ($)	Option Awards ($)(1)	All Other Compensation ($)		Total ($)
James Barrett, Ph.D. (2)	53,000	99,796	—		152,796
David Bonita, M.D. (3)	47,500	99,796	—		147,296
Steven A. Elms (4)	66,500	99,796	—		166,296
Keith T. Flaherty, M.D.	36,250	99,796	74,000	(8)	210,046
Alan Fuhrman (5)	50,000	223,208	—		273,208
Lori Kunkel, M.D. (6)	5,833	99,796	165,000	(9)	270,629
Tim M. Mayleben (7)	18,333	210,821	—		229,154
Avi Z. Naider	42,500	99,796	—		142,296

(1)         Amounts shown in this column reflect the aggregate grant date fair value calculated in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification Topic 718 (“ASC 718”) for awards granted during the fiscal year. There can be no assurance that this grant date fair value will ever be realized by the non-employee director. For information regarding the number of stock options held by each non-employee director as of December 31, 2015, see the “Option Awards” column in the table below.

(2)         Dr. Barrett’s cash payments are made to New Enterprise Associates.

(3)         Dr. Bonita’s cash payments are made to OrbiMed Advisors LLC.

(4)         Mr. Elms’ cash payments are made to Aisling Capital LLC.

(5)         Mr. Fuhrman became a director in January 2015.

(6)         Dr. Kunkel has a consulting agreement, which was modified effective as of October 31, 2015, to provide that she receives only the standard director compensation for her services going forward.

(7)         Mr. Mayleben became a director in July 2015.

(8)         Represents compensation paid to Dr. Flaherty for services as a Scientific Advisory Board member.

(9)         Represents compensation paid to Dr. Kunkel for services as a consultant.

Our non-employee directors held the following number of outstanding stock options as of December 31, 2015.

Name	Option Awards
James Barrett, Ph.D.	23,437
David Bonita, M.D.	23,437
Steven A. Elms	23,437
Keith T. Flaherty, M.D.	218,361	(1)

Alan Fuhrman	23,437
Lori Kunkel, M.D.	117,186	(2)
Tim M. Mayleben	15,625
Avi Z. Naider	23,437

(1)         Includes 194,294 awards granted for services as a Scientific Advisory Board member.

(2)         Includes 109,374 awards granted for services as a consultant.

Non-Employee Director Compensation Arrangements

In July 2014, our board of directors adopted our current non-employee director compensation policy that provides for the following:

Cash Compensation. We provide an annual cash retainer fee of $35,000 to each of our non-employee directors for their services as a member of our board of directors and an additional $27,500 to our non-executive chairperson, as well as the following committee retainers: $15,000 for service as chair of the audit committee and $7,500 for service as a member of the audit committee; $10,000 for service as chair of the compensation committee and $5,000 for service as a member of the compensation committee; and $8,000 for service as chair of the nominating and governance committee and $4,000 for service as a member of the nominating and governance committee.

Equity Awards. Each newly-elected or appointed non-employee director will be granted an option to purchase 15,625 shares of our common stock. Annually, each non-employee director will be granted an additional option to purchase 7,812 shares of our common stock, if the non-employee director has served continuously as a member of our board of directors for at least one year. Each initial stock option award will vest and become exercisable in three equal annual installments beginning on the first anniversary of the date of grant while each annual stock option award will vest and become exercisable in equal monthly installments over one year from the date of grant. The awards have 10-year terms and terminate three months following the date the director ceases to provide continuous services to Loxo Oncology or 12 months following that date if the termination is due to death or disability.

In addition to the awards provided for above, non-employee directors are eligible to receive discretionary equity awards.

Other Compensation. Non-employee directors receive no other form of remuneration, perquisites or benefits, but are reimbursed for their reasonable travel expenses incurred in attending board and committee meetings.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ELECTION OF EACH OF THE THREE NOMINATED DIRECTORS

PROPOSAL NO. 2

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Our audit committee has selected CohnReznick LLP as Loxo Oncology’s independent registered public accounting firm to perform the audit of Loxo Oncology’s financial statements for the fiscal year ending December 31, 2016 and recommends that stockholders vote for ratification of such selection. Although ratification by stockholders is not required by law, Loxo Oncology has determined that it is good practice to request ratification of this selection by the stockholders. In the event that CohnReznick LLP is not ratified by our stockholders, the audit committee will review its future selection of CohnReznick LLP as Loxo Oncology’s independent registered public accounting firm.

CohnReznick LLP audited Loxo Oncology’s financial statements for Loxo Oncology’s fiscal year ended December 31, 2015. Representatives of CohnReznick LLP are expected to be present at the Annual Meeting, in which case they will be given an opportunity to make a statement at the Annual Meeting if they desire to do so, and will be available to respond to appropriate questions.

Independent Registered Public Accounting Firm Fees and Services

We regularly review the services and fees from our independent registered public accounting firm. These services and fees are also reviewed with our audit committee annually.

During fiscal years 2015 and 2014, fees for services provided by CohnReznick LLP were as follows:

Fees Billed to Loxo Oncology	Fiscal Year 2015	Fiscal Year 2014
Audit fees(1)	$281,843	$313,739
Audit related fees	—	—
Tax fees(2)	4,500	7,000
All other fees	—	—
Total fees	$286,343	$320,739

(1) “Audit fees” include fees for audit services primarily related to the audits of our annual financial statements; the review of our quarterly financial statements; comfort letters, consents, and assistance with and review of documents filed with the SEC, including our Registration Statement on Form S-1 related to our initial public offering in August 2014 and our Registration Statement on Form S-3 filed in August 2015; and other accounting and financial reporting consultation and research work billed as audit fees or necessary to comply with the standards of the Public Company Accounting Oversight Board.

(2)  “Tax fees” include fees for tax compliance and advice. Tax advice fees encompass a variety of permissible tax services, including technical tax advice related to federal and state income tax matters; assistance with sales tax; and assistance with tax audits.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm

Our audit committee’s policy is to pre-approve all audit and permissible non-audit services provided by the independent registered public accounting firm regarding the extent of services provided by the independent registered public accounting firm in accordance with this pre-approval, and the fees for the services performed to date. These services may include audit services, audit-related services, tax services and other services. Pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. The independent registered public accounting firm and management are required to report periodically to the audit committee regarding the extent of services provided by the independent registered public accounting firm in accordance with this pre-approval, and the fees for the services performed to date.

All of the services relating to the fees described in the table above were approved by our audit committee.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” APPROVAL OF PROPOSAL NO. 2

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information with respect to the beneficial ownership of our common stock as of the Record Date, by:

•                  each stockholder known by us to be the beneficial owner of more than 5% of our common stock;

•                  each of our directors or director nominees;

•                  each of our executive officers; and

•                  all of our directors, director nominees and executive officers as a group.

Percentage ownership of our common stock is based on 19,690,710 shares of our common stock outstanding on March 31, 2016. We have determined beneficial ownership in accordance with the rules of the SEC, and thus it represents sole or shared voting or investment power with respect to our securities. Unless otherwise indicated below, to our knowledge, the persons and entities named in the table have sole voting and sole investment power with respect to all shares that they beneficially owned, subject to applicable community property laws. We have deemed shares of our common stock subject to options that are currently exercisable or exercisable within 60 days of the record date to be outstanding and to be beneficially owned by the person holding the option for the purpose of computing the percentage ownership of that person but have not treated them as outstanding for the purpose of computing the percentage ownership of any other person.

Unless otherwise indicated, the address of each of the individuals and entities named below is c/o Loxo Oncology, Inc., 281 Tresser Boulevard, 9th Floor, Stamford, CT 06901.

Name of Beneficial Owner	Number of Shares Beneficially Owned	Percentage Owned
5% Stockholders:
Aisling Capital III, LP (1)	3,796,362	19.3%
OrbiMed Private Investments V, LP (2)	2,175,857	11.1
AI Loxo Holdings 2 LLC (3)	1,528,339	7.8
Entities affiliated with New Enterprise Associates 14, L.P. (4)	1,792,207	9.1
FMR, LLC (5)	2,934,365	14.9
RS Investment Management Co. LLC (6)	1,444,626	7.3

Directors and Named Executive Officers:
Joshua H. Bilenker, M.D. (7)	690,987	3.4
Jennifer Burstein (8)	15,416	*
Jennifer Low, M.D. (9)	73,357	*
James Barrett, Ph.D. (10)	1,803,925	9.1
David Bonita, M.D. (11)	2,187,575	11.1
Steven A. Elms (12)	3,808,080	19.3
Keith T. Flaherty, M.D. (13)	198,739	1.0
Alan Fuhrman (14)	11,718	*
Lori Kunkel, M.D. (15)	88,037	*
Tim M. Mayleben (16)	10,000	*
Avi Z. Naider (17)	170,836	*

Total Executive Officers and Directors as a Group (12 people) (18)	9,159,500	44.4%

*Represents beneficial ownership of less than one percent.

(1)

Consists of shares of common stock owned directly by Aisling Capital III, LP, or Aisling. The general partner of Aisling is Aisling Capital Partners III, LP, or Aisling GP. Mr. Elms is a Managing Partner and Dr. Bilenker is an Operating Partner of Aisling GP, which has established an investment committee that has voting and investment power with respect to these shares. Mr. Elms is a member of the investment committee of Aisling GP and, as such, may be deemed to have voting and investment power with respect to these shares. Dr. Bilenker is not a member of the investment committee and does not have voting and dispositive power with regard to these shares. Mr. Elms is also a Managing Member of Aisling Capital, LLC, which is the investment manager of Aisling, and a Member and Officer of Aisling Capital Partners III, LLC, the general partner of Aisling GP. The address of Aisling Capital III, LP and Aisling GP is 888 Seventh Avenue, 12th Floor, New York, NY 10106.

(2)

Consists of shares of common stock owned by OrbiMed Private Investments V, LP, or OrbiMed. OrbiMed Capital GP V LLC, or OrbiMed GP, is the general partner of OrbiMed. OrbiMed Advisors LLC, or OrbiMed LLC, is the managing member of OrbiMed GP. Samuel D. Isaly is the managing member and majority owner of OrbiMed LLC. Dr. Bonita is a Private Equity Partner of OrbiMed LLC and, as such, may be deemed to have voting and investment power with respect to these shares. The address of the entities affiliated with OrbiMed is 601 Lexington Avenue, 54th Floor, New York, NY 10022.

(3)

Based on a Schedule 13G filed February 10, 2016, beneficial ownership consists of shares of common stock held by AI Loxo Holdings 2 LLC, or AI Loxo 2. Each of Access Industries Management, LLC, or AIM LLC, and Len Blavatnik may be deemed to beneficially own the shares of common stock held directly by AI Loxo 2. AIM LLC and Len Blavatnik control Al Loxo 2 and, as a result, may be deemed to share voting and investment power over the shares beneficially owned by AI Loxo 2. Each of AIM LLC and Len Blavatnik, and each of their affiliated entities and the officers, partners, members and managers thereof, other than AI Loxo 2, disclaims beneficial ownership of the shares held by AI Loxo 2. The principal business address of AI Loxo Holdings 2 LLC is 730 Fifth Avenue, 20th Floor, New York, NY 10019.

(4)

Consists of 1,789,420 shares of common stock owned directly by New Enterprise Associates 14, L.P., or NEA 14 and 2,787 shares of common stock owned by NEA Ventures 2014, Limited Partnership, or Ven 14 and together with NEA 14, the NEA LPs. The shares directly held by NEA 14 are indirectly held by NEA Partners 14, L.P., or NEA Partners 14, the sole general partner of NEA 14, NEA 14 GP, LTD, or NEA 14 LTD, the sole general partner of NEA Partners 14 and each of the individual Directors of NEA 14 GP, LTD. The individual Directors of NEA 14 LTD, collectively, the NEA 14 Directors are M. James Barrett, Peter J. Barris, Forest Baskett, Ryan D. Drant, Anthony A. Florence, Jr., Patrick J. Kerins, Krishna “Kittu” Kolluri, David M. Mott, Scott D. Sandell, Peter Sonsini, Ravi Viswanathan and Harry R. Weller. The shares directly held by Ven 2014 are indirectly held by Karen P. Welsh, the general partner of Ven 2014. NEA 14, NEA Partners 14 and NEA 14 LTD and the NEA 14 Directors share voting and dispositive power with regard to the Company’s securities directly held by NEA 14. Karen P. Welsh, the general partner of Ven 2014, has voting and dispositive power with regard to the Company’s securities directly held by Ven 2014. All indirect holders of the above referenced shares disclaim beneficial ownership of all applicable shares except to the extent of their actual pecuniary interest therein. The address of each of the entities or persons associated with New Enterprise Associates is c/o New Enterprise Associates 1954 Greenspring Drive, Suite 600, Timonium, MD 21093.

(5)

Based on a Schedule 13D filed on December 9, 2015.Consists of 2,934,365 shares of our common stock holder directly by FMR LLC. Members of the family of Edward C. Johnson 3d, including Abigail P. Johnson, are the predominant owners, directly or through trusts, FMR LLC such that they may be deemed to beneficially own the shares of common stock held directly by FMR LLC. The principal business address of FMR LLC is 245 Summer Street, Boston, Massachusetts 02210.

(6)

Based on a Schedule 13 G filed on February 9, 2016. Consists of 1,444,626 shares of our common stock held directly by RS Investment Management Co. LLC. The clients of RS Investment Management Co. LLC, including investment companies registered under the Investment Company Act of 1940 and separately managed accounts, have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of, the common stock of Loxo Oncology. To the knowledge of RS Investment Management Co. LLC, no individual client has an interest of more than five percent of the class of securities reported herein. The principal business address of RS Investment Management Co. LLC is 6 One Bush Street, Suite 900, San Francisco, CA 94104.

(7)

Consists of (a) 188,707 shares of our common stock held directly by Dr. Bilenker and (b) 502,280 shares of our common stock issuable to Dr. Bilenker upon the exercise of stock options that are exercisable within 60 days of March 31, 2016. Dr. Bilenker is an Operating Partner at Aisling GP, the general partner of Aisling, but is not a member of its investment committee and therefore does not have voting or dispositive power with regard to the shares held by Aisling (see note 1).

(8)	Consists of 15,416 shares of our common stock issuable to Ms. Burstein upon the exercise of stock options that are exercisable within 60 days of March 31, 2016.

(9)	Consists of shares of our common stock held directly by Dr. Low.

(10)

Consists of (a) shares of our common stock held directly by the NEA LPs and (b) 11,718 shares of our common stock issuable to Dr. Barrett upon the exercise of stock options that are exercisable within 60 days of March 31, 2016. Dr. Barrett is a Director of NEA Ltd., and, as such, may be deemed to have voting and investment power with respect to shares held by NEA 14. Dr. Barrett disclaims beneficial ownership of all shares held by NEA 14 except to the extent of his actual pecuniary interest therein (see note 5).

(11)

Consists of shares of (a) our common stock held directly by entities affiliated with OrbiMed and (b) 11,718 shares of our common stock issuable to Dr. Bonita upon the exercise of stock options that are exercisable within 60 days of March 31, 2016. Dr. Bonita is a Private Equity Partner of OrbiMed LLC and, as such, may be deemed to have voting and investment power with respect to such shares (see note 2).

(12)

Consists of (a) shares of our common stock held directly by Aisling. Mr. Elms is a Managing Partner of Aisling GP and a member of its investment committee, a Managing Member of Aisling Capital, LLC, and a member and Officer of Aisling Capital Partners III, LLC, and, as such, may be deemed to have voting and investment power with respect to those shares (see note 1) and (b) 11,718 shares of our common stock issuable to Mr. Elms upon the exercise of stock options that are exercisable within 60 days of March 31, 2016.

(13)

Consists of (a) 75,482 shares of our common stock held directly by Dr. Flaherty and (b) 123,257 shares of our common stock issuable to Dr. Flaherty upon the exercise of stock options that are exercisable within 60 days after March 31, 2016.

(14)	Consists of 11,718 shares of our common stock issuable to Mr. Fuhrman upon the exercise of stock options that are exercisable within 60 days after March 31, 2016.

(15)

Consists of (a) 26,840 shares of our common stock held directly by Dr. Kunkel and (b) 61,197 shares of our common stock issuable to Dr. Kunkel upon the exercise of stock options that are exercisable within 60 days after March 31, 2016.

(16)	Consists of shares of our common stock held directly by Mr. Mayleben.

(17)	Consists of (a) 159,118 shares of common stock held directly by Mr. Naider and (b) 11,718 shares of our common stock issuable to Mr. Naider upon the exercise of stock options that are exercisable within 60 days after March 31, 2016.

(18)

Includes shares beneficially owned by the directors, the named executive officers, and one other executive officer. Consists of 8,224,573 shares of common stock and 934,927 shares of our common stock underlying options that are exercisable within 60 days of March 31, 2016.

EXECUTIVE OFFICERS

The names of our current executive officers, their ages and their positions are shown below.

Name	Age	Position
Joshua H. Bilenker, M.D.	44	President and Chief Executive Officer
Jennifer Burstein	44	Vice President of Finance
Jacob Van Naarden	31	Chief Business Officer

Our board of directors chooses executive officers, who then serve at the board’s discretion. There is no family relationship among any of our directors or executive officers.

Dr. Joshua H. Bilenker, M.D., founder of Loxo Oncology, has served as President and Chief Executive Officer since June 2013 and as a member of our board of directors since June 2013. Since November 2013, Dr. Bilenker has served as an Operating Partner at Aisling Capital LLC, or Aisling Capital, a private equity firm, where he was a Partner from January 2012 to October 2013 and previously served as a Principal from October 2008 to December 2011 and an Associate from April 2006 to September 2008. Dr. Bilenker is on the board of directors of T2 Biosystems and Viewray Inc. He also serves on the nonprofit boards of BioEnterprise and The NCCN Foundation. From 2004 to 2006, Dr. Bilenker served as a Medical Officer at the FDA in the Office of Oncology. Dr. Bilenker trained at the University of Pennsylvania in internal medicine and medical oncology, earning board certification in these specialties. He received his M.D. from The Johns Hopkins School of Medicine and his A.B. degree in English from Princeton University. We believe that Dr. Bilenker should serve on our board of directors due to his thorough knowledge of our company and his experience in finance and medicine.

Jennifer Burstein has served as Vice President of Finance since May 2015. Prior to Loxo Oncology, Ms. Burstein served as Vice President of Finance at Acorda Therapeutics, Inc., a public biotechnology company, from July 2010 until April 2015, where she held several positions of increasing responsibility in Finance from 2006 until being appointed Vice President of Finance. Prior to joining Acorda, from 2002 to 2006, she was with Eyetech Pharmaceuticals, Inc., a public biotechnology company, which is currently a subsidiary of Valeant Pharmaceuticals International, Inc., where she held several positions of increasing responsibility in Finance until being promoted to Senior Director, Accounting. Before Eyetech, Ms. Burstein worked in the Finance departments at several companies and in public accounting. Ms. Burstein received her B.S. in Business Administration and M.B.A. in Accounting from the State University of New York at Buffalo and has a CPA license in New York.

Jacob Van Naarden has served as our Chief Business Officer since December 2015, and prior to that he served as our Vice President of Corporate Development and Strategy, since May 2014. Prior to joining Loxo Oncology, Mr. Van Naarden was an analyst at HealthCor Management from June 2013 to May 2014. From August 2008 to June 2013, Mr. Van Naarden worked at Aisling Capital, initially as an analyst and later as an associate. Mr. Van Naarden started his career at Goldman Sachs, where he worked from July 2006 to June 2008. Mr. Van Naarden received his A.B. in Molecular Biology from Princeton University.

EXECUTIVE COMPENSATION

Overview

This section provides an overview of the material components of our executive compensation program for our Chief Executive Officer and each of our two other most highly compensated executive officers (our “Named Executive Officers”) during fiscal year 2015. The compensation provided to our Named Executive Officers for fiscal year 2015 is set forth in detail in the Summary Compensation Table and other tables that follow in this section, as well as the accompanying footnotes and narratives relating to those tables.

Our Named Executive Officers for fiscal year 2015 were:

•                  Joshua H. Bilenker, our President and Chief Executive Officer;

•                  Jennifer Burstein, our Vice President of Finance; and

•                  Jennifer Low, M.D., our former EVP, Development and Research and Chief Medical Officer.

Summary Compensation Table

The following table provides information regarding all plan and non-plan compensation awarded to, earned by or paid to each of our Named Executive Officers for the fiscal years ended December 31, 2014 and 2015.

Name and Principal Position	Year	Salary ($)	Bonus ($)		Option Awards ($)(1)	Non-equity Incentive Plan Compensation ($)		Total ($)
Joshua H. Bilenker, M.D.	2015	413,800	—		2,983,796	248,280	(7)	3,645,876
President and Chief Executive Officer	2014	350,000	—		5,373,108	123,200	(8)	5,846,308
Jennifer Burstein (2)	2015	200,000	20,000	(4)	961,189	108,000	(7)	1,289,189
Vice President of Finance
Jennifer Low, M.D. (3)	2015	382,000	35,000	(5)	—	139,048	(7)	556,048
Chief Medical Officer	2014	154,743	35,000	(6)	2,367,912	55,000	(9)	2,612,655

(1)       These amounts represent the grant date fair value of the stock options granted to the Named Executive Officers during fiscal years 2014 and 2015 as computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, or ASC 718. The assumptions used in calculating the grant date fair value of the stock options reported in the Option Awards column are set forth in Note 7 to the audited financial statements included in our annual report on Form 10-K for the year ending December 31, 2015 filed on March 15, 2016. Note that the amounts reported in this column reflect the accounting cost for these stock options, and do not correspond to the actual economic value that may be received by the Named Executive Officers from the options.

(2)         Ms. Burstein became the Vice President of Finance on May 1, 2015.

(3)         Dr. Low’s last day of employment was December 31, 2015.

(4)         Represents a one-time signing bonus paid in 2015.

(5)         Represents a one-time bonus paid in 2015 on the one-year anniversary of employment per offer letter.

(6)         Represents a one-time signing bonus paid in 2014.

(7)         Represents 2015 non-equity incentive compensation payment in 2016.

(8)         Represents 2014 non-equity incentive compensation payment in 2015.

(9)         Represents guaranteed incentive bonus prorated for 2014 paid in 2015.

Outstanding Equity Awards at December 31, 2015

The following table provides information regarding each unexercised stock option held by our Named Executive Officers as of December 31, 2015.

			Number of Securities
		Vesting	Underlying Unexercised			Option	Option
		Commencement	Options(#)(1)			Exercise	Expiration
Name	Grant Date	Date	Exercisable	Unexercisable		Price($)	Date
Joshua H. Bilenker, M.D.	11/15/2013	3/18/2014	137,242	—	(2)(3)(5)	1.18	11/15/2023
	11/15/2013	7/2/2013	164,690	—	(3)(5)	1.18	11/15/2023
	6/19/2014	6/19/2014	35,817	59,695	(4)(5)	3.65	6/19/2024
	12/19/2014	7/31/2014	67,291	122,709	(4)(5)	13.67	12/19/2024
	12/19/2014	12/19/2014	40,000	120,000	(4)(5)	13.67	12/19/2024
	12/16/2015	12/16/2015	—	142,000	(4)(5)	31.69	12/16/2025
Jennifer Burstein	5/1/2015	5/1/2015	—	50,000		11.35	5/1/2025
	12/16/2015	12/16/2015	—	28,000	(4)(5)	31.69	12/16/2025
Jennifer Low, M.D.	7/9/2014	6/30/2014	48,357	—	(5)	7.14	7/9/2024
	12/19/2014	12/19/2014	25,000	—	(4)(5)	13.67	12/19/2024

(1)         Unless otherwise noted in these footnotes, all stock options referenced in this table vest monthly over a four-year period with a first vesting date on the first anniversary of the vesting commencement date.

(2)         This stock option vests in equal monthly installments over a four-year period beginning on the vesting commencement date.

(3)         Notwithstanding the vesting schedule, each of these stock options were immediately exercisable in full as of the date of grant, with the underlying option shares subject to a lapsing right of repurchase in favor of us at the exercise price.

(4)         Each of these stock options vest in equal monthly installments over a four-year period following the vesting commencement date.

(5)         Subject to double-trigger acceleration as described in further detail below in “— Potential Payments Upon Termination or Change in Control”.

Offer Letters and Employment Arrangements

We have entered into employment offer letters, employee proprietary information and inventions assignment agreements with each of our Named Executive Officers.

Dr. Bilenker’s Offer Letter

Pursuant to an offer letter dated November 15, 2013 that was approved by our board of directors, Dr. Bilenker serves as our President and Chief Executive Officer. Dr. Bilenker’s offer letter sets forth the principal terms and conditions of his employment, including his initial annual base salary of $350,000, an annual target cash bonus opportunity of 40% of his base salary, subject to pro rata adjustment for any partial years worked (which bonus is earned based on our achievement of specified milestones and performance objectives, as well as Dr. Bilenker’s performance relative to one or more performance objectives established by Dr. Bilenker and our board of directors, the achievement of which is evaluated by us). His offer letter required Dr. Bilenker to sign a stock restriction agreement with respect to the 188,707 shares of restricted stock Dr. Bilenker held pursuant to a stock purchase agreement dated June 28, 2013 and also provides for the grant of a time-based stock option to purchase 164,690 shares of our common stock under our 2013 Equity Incentive Plan. The option was granted with an exercise price equal to the fair value of our common stock on the date of grant and vests over four years as described in more detail in

“—Outstanding Equity Awards at December 31, 2015 Table” above. Pursuant to his offer letter, Dr. Bilenker was also granted a performance-based option to purchase 137,242 shares of our common stock under our 2013 Equity Incentive Plan, with vesting to begin on the date we received $15 million in cash related to the issuance of Series A convertible preferred stock, which was March 18, 2014, and to occur in equal monthly installments over the 48 months thereafter. Dr. Bilenker’s employment is at will and may be terminated at any time, with or without cause. However, pursuant to his offer letter, if we are subject to a change of control and, within twelve months following such change of control, Dr. Bilenker is terminated other than for cause, provided that Dr. Bilenker delivers a signed settlement agreement and general release in favor of us and satisfies all conditions to make such release effective within sixty days of the date of termination, 100% of Dr. Bilenker’s outstanding and unvested stock options, restricted stock awards, restricted stock units and other stock-based awards will vest. Further, upon termination by us other than for cause, Dr. Bilenker will receive any unpaid base salary, together with any accrued but unused vacation, subject to signing a release, complying with non-competition provisions set forth in his offer letter, resigning from our board of directors and returning all property and confidential information to us. In addition, he will receive, beginning on the first payroll date that is sixty days following his date of termination, severance payments consisting of: (i) his base salary for the following twelve months; (ii) a lump-sum payment equal to a pro-rated bonus payment based on our performance calculated as of the date of termination by the board of directors in its sole discretion; (iii) twelve months of additional vesting for all outstanding and unvested stock options, restricted stock awards, restricted stock units and other stock based awards and (iv) the difference between the monthly premium for health insurance under the Consolidated Omnibus Budget Reconciliation Act of 1985, or COBRA, and our group health plans until the earlier of one year following termination, the date that Dr. Bilenker becomes eligible to receive substantially similar coverage from another employer and the date that he is no longer eligible to receive COBRA coverage, subject to certain exceptions and adjustments as set forth in his offer letter. Dr. Bilenker’s severance payments will be reduced if he becomes an employee or consultant of Aisling Capital III, LP, or Aisling, following his termination in an amount equal to his annual base compensation at Aisling.

Ms. Burstein’s Offer Letter

Pursuant to an offer letter dated March 27, 2015 that was approved by our board of directors, Ms. Burstein serves as our Vice President of Finance. Ms. Burstein’s offer letter sets forth the principal terms and conditions of her employment, including her initial annual base salary of $300,000, a one-time bonus of $20,000 and an annual target cash bonus opportunity of 30% of her base salary (which bonus is earned based on our achievement of specified milestones and performance objectives, as well as Ms. Burstein’s performance relative to one or more performance objectives established by Ms. Burstein, Dr. Bilenker and our board of directors, the achievement of which is evaluated by us). Pursuant to her offer letter, Ms. Burstein was also granted an option to purchase 50,000 shares of our common stock under our 2014 Equity Incentive Plan, 25% of which vests on the first anniversary of her employment, and the remainder to vest in equal monthly installments over the 36 months thereafter. The option was granted with an exercise price equal to the fair value of our common stock on the date of grant and vests over four years as described in more detail in “—Outstanding Equity Awards at December 31, 2015 Table” above. Ms. Burstein’s employment is at will and may be terminated at any time, with or without cause.

Dr. Low’s Offer Letter

Pursuant to an offer letter dated June 30, 2014, Dr. Low was initially hired as our Executive Vice President of Development and Research, and she became our Chief Medical Officer in October 2014, and her last day of employment was December 31, 2016. Dr. Low’s offer letter sets forth the principal terms and conditions of her employment, including her initial annual base salary of $340,000, an annual target cash bonus opportunity of 35% of her base salary, subject to pro rata adjustment for any partial years worked (which bonus is earned based on our achievement of specified milestones and performance objectives, as well as Dr. Low’s performance relative to one or more performance objectives established by Dr. Low, Dr. Bilenker and our board of directors, the achievement of which is evaluated by us). Dr. Low’s offer letter also provided for a one-time signing bonus of $35,000 and a second bonus of $35,000 on the anniversary of her employment. The offer letter provides for the grant of a time-based stock option to purchase 128,953 shares of our common stock under our 2013 Equity Incentive Plan. The option was granted with an exercise price equal to the fair value of our common stock on the date of grant and vests over four years as described in more detail in “—Outstanding Equity Awards at December 31, 2015 Table” above. Dr. Low’s employment was at will and could have been terminated at any time, with or without cause. However, pursuant to her offer letter, if we were subject to a change of control and, within twelve months following such change of control, Dr. Low was terminated other than for cause or quits for good reason, provided that Dr. Low delivered a signed settlement agreement and general release in favor of us and satisfies all conditions to make such release effective within sixty days of the date of termination, 100% of Dr. Low’s outstanding and unvested stock options, restricted stock awards, restricted stock units and other stock-based awards would have vested. Further, upon termination by us other than for cause or quitting for good reason, Dr. Low would have received any unpaid base salary, together with any accrued but unused vacation, subject to signing a release and returning all property and confidential information to us. In addition, she would have received, beginning on the first payroll date that follows the satisfaction of the foregoing conditions, severance payments consisting of: (i) her base salary for the following twelve months; (ii) a lump-sum payment equal to a pro-rated bonus payment; and (iii) twelve months of additional vesting for the stock option granted pursuant to the offer letter.

As consideration for release of claims, we entered into a separation agreement with Dr. Low on December 28, 2015, and entered into a consulting arrangement.

Potential Payments upon Termination or Change in Control

The Named Executive Officers are eligible to receive certain severance payments and benefits in connection with a termination of employment under various circumstances, including following a change in control of our company, as described above. Although we have entered into written agreements to provide severance payments and benefits in connection with a termination of employment under particular circumstances, we, or an acquirer, may mutually agree with the Named Executive Officers to provide payments and benefits on terms that vary from those currently contemplated. In addition, each Named Executive Officer would also be able to exercise any previously vested stock options that he or she held. Finally, the Named Executive Officers are eligible to receive any benefits accrued under our broad-based benefit plans, such as accrued vacation pay, in accordance with the law and those plans and policies.

In the event of a qualifying termination of employment, the Named Executive Officers shall be eligible to receive the payments and benefits as described above in “—Offer Letters and Employment Agreements.” The receipt of any termination-based payments or benefits is subject to the Named Executive Officer executing (and not subsequently revoking) a waiver and release of claims in favor of our company or successor company.

EQUITY COMPENSATION PLAN INFORMATION

The following table presents information as of December 31, 2015 with respect to compensation plans under which shares of our common stock may be issued.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights(#)		Weighted-average exercise price of outstanding options, warrants and rights($)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column(a))(#)
	(a)		(b)	(c)
Equity compensation plans approved by security holders	2,240,955	(1)	$11.05	711,286	(2)
Equity compensation plans not approved by security holders	—		—	—

Total	2,240,955			711,286

(1)         Includes our 2013 Equity Incentive Plan and 2014 Equity Incentive Plan.

(2)         There are no shares of common stock available for issuance under our 2013 Equity Incentive Plan, but the plan continues to govern the terms of stock options granted thereunder. Any shares of common stock that are subject to outstanding awards under the 2013 Equity Incentive Plan that are issuable upon the exercise of stock options that expire or become unexercisable for any reason without having been exercised in full will generally be available for future grant and issuance under our 2014 Equity Incentive Plan. In addition, the number of shares reserved for issuance under our 2014 Equity Incentive Plan increased automatically by 587,331 on January 1, 2016 and will increase automatically on the first day of January of each of 2017 through 2024 by the number of shares equal to 3% of the total outstanding shares of our common stock as of the immediately preceding December 31 or a lower number approved by our board of directors or compensation committee. There are 149,600 shares of common stock available for issuance under the 2014 Employee Stock Purchase Plan. As of the record date, no purchase periods under the 2014 Employee Stock Purchase Plan have been authorized by the board of directors.

RELATED PARTY TRANSACTIONS

In addition to the executive officer and director compensation arrangements discussed above under “Executive Compensation” and “Proposal No. 1—Election of Directors—Director Compensation,” respectively, since January 1, 2015, we were a party to the following transactions in which the amount involved exceeded $120,000 and in which our directors, executive officers, former directors, former executive officers, director nominees and holders of more than 5% of our common stock, or other persons as may be required to be disclosed pursuant to Item 404 of Regulation S-K, had a direct or indirect material interest. We refer to such persons collectively as related parties.

Follow-on Offering

In November 2015, we issued 2,875,000 shares of common stock at a public offering price of $26.50 per share, including 265,000 shares to Aisling Capital for an aggregate purchase price of $7,022,500.

Review, Approval or Ratification of Transactions with Related Parties

The charter of our audit committee requires that any transaction with a related party that must be reported under applicable rules of the SEC, other than compensation related matters, must be reviewed and approved or ratified by our audit committee. Our related party transactions policy does not permit our executive officers, directors, nominees for election as a director, beneficial owners of more than 5% of our common stock, and any members of the immediate family of and any entity affiliated with any of the foregoing persons, to enter into any transaction with us, irrespective of the amounts involved, without first submitting the transaction to our Chief Financial Officer for his determination of what approvals are required under the policy, and the review and approval of the chair of our audit committee, or another member of our audit committee in the event it is inappropriate for the chair of our audit committee to review such transaction due to a conflict of interest. In approving or rejecting any such proposal, our approving committee member will consider the relevant and available facts and circumstances, including, but not limited to, the related party’s relationship to Loxo Oncology and interest in the transaction, the material facts of the proposed transaction, including the proposed aggregate value of such transaction, the rationale for the proposed transaction, and the impact on a director’s independence in the event the related party is a director, immediate family member of a director or an entity with which a director is affiliated. Our approving committee member shall approve only those transactions with related parties that, in light of known circumstances, are in, or are not inconsistent with, the best interests of Loxo Oncology and our stockholders, as determined in such member’s good faith exercise of discretion.

REPORT OF THE AUDIT COMMITTEE

The information contained in the following report of Loxo Oncology’s audit committee is not considered to be “soliciting material,” “filed” or incorporated by reference in any past or future filing by Loxo Oncology under the Securities Exchange Act of 1934 or the Securities Act of 1933 unless and only to the extent that Loxo Oncology specifically incorporates it by reference.

The audit committee has reviewed and discussed with Loxo Oncology’s management and CohnReznick LLP the audited financial statements of Loxo Oncology for the year ended December 31, 2015. The Audit Committee reviewed with CohnReznick LLP such matters as are required to be discussed with the Audit Committee under generally accepted auditing standards, including the matters required to be discussed by Auditing Standard No. 1301, “Communications with Audit Committees” issued by the Public Company Accounting Oversight Board (“PCAOB”). In addition, the Audit Committee discussed with CohnReznick LLP their independence, and received from CohnReznick LLP the written disclosures and the letter required by Ethics and Independence Rule 3526 of the PCAOB. Finally, the Audit Committee discussed with CohnReznick LLP, with and without management present, the scope and results of CohnReznick LLP ‘s audit of such financial statements.

Based on the review and discussions referred to above, the audit committee recommended to the board of directors that the audited financial statements be included in Loxo Oncology’s annual report on Form 10-K for the year ended December 31, 2015 for filing with the Securities and Exchange Commission.

Submitted by the Audit Committee

Alan Fuhrman, Chair
David Bonita, M.D.

Avi Z. Naider

ADDITIONAL INFORMATION

Stockholder Proposals to be Presented at Next Annual Meeting

Loxo Oncology’s bylaws provide that, for stockholder nominations to the board or other proposals to be considered at an annual meeting, the stockholder must give timely notice thereof in writing to the Compliance Officer at Loxo Oncology, Inc., 281 Tresser Boulevard, 9th Floor, Stamford, CT 06901, Attn: Secretary.

To be timely for the 2017 Annual Stockholder’s Meeting, a stockholder’s notice must be delivered to or mailed and received by our Compliance Officer at the principal executive offices of Loxo Oncology not earlier than 5:00 p.m. Eastern Time on February 25, 2017 and not later than 5:00 p.m. Eastern Time on March 27, 2017. A stockholder’s notice to the Compliance Officer must set forth as to each matter the stockholder proposes to bring before the annual meeting the information required by Loxo Oncology’s bylaws.

Stockholder proposals submitted pursuant to Rule 14a-8 under the Exchange Act and intended to be presented at Loxo Oncology’s 2017 Annual Meeting must be received by the Company not later than December 19, 2016 in order to be considered for inclusion in Loxo Oncology’s proxy materials for that Annual Meeting.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires Loxo Oncology’s directors, executive officers and any persons who own more than 10% of Loxo Oncology’s common stock, to file initial reports of ownership and reports of changes in ownership with the SEC. Such persons are required by SEC regulation to furnish Loxo Oncology with copies of all Section 16(a) forms that they file. Based solely on its review of the copies of such forms furnished to Loxo Oncology and written representations from the directors and executive officers, Loxo Oncology believes that all Section 16(a) filing requirements were timely met in 2015.

Available Information

Loxo Oncology will mail without charge, upon written request, a copy of Loxo Oncology’s annual report on Form 10-K for the year ended December 31, 2015, including the financial statements and list of exhibits, and any exhibit specifically requested. Requests should be sent to:

Loxo Oncology, Inc.
281 Tresser Boulevard, 9th Floor
Stamford, CT 06901
Attn: Investor Relations

OTHER MATTERS

The board of directors does not presently intend to bring any other business before the Annual Meeting and, so far as is known to the board of directors, no matters are to be brought before the Annual Meeting except as specified in the Notice of Annual Meeting of Stockholders. As to any business that may arise and properly come before the Annual Meeting, however, it is intended that proxies, in the form enclosed, will be voted in respect thereof in accordance with the judgment of the persons voting such proxies.

1234567 VOTE BY MAIL 123,456,789,012.12345 TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. For All Withhold All For All Except To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the The Board of Directors recommends you vote FOR the following: nominee(s) on the line below. 0 0 0 1. Election of Class II Directors Nominees 01 David Bonita, M.D. 02 Keith T. Flaherty, M.D. 03 Lori Kunkel, M.D. The Board of Directors recommends you vote FOR proposal 2: 2. To ratify the appointment of CohnReznick LLP as the independent registered public accounting firm for the fiscal year ending December 31, 2016 NOTE: Such other business as may properly come before the meeting or any adjournment thereof. ForAgainst Abstain 0 0 0 0 For address change/comments, mark here. (see reverse for instructions) Please indicate if you plan to attend this meeting Yes 0 No 0 Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date 02 0000000000 1 OF 1 1 2 0000272891_1 R1.0.1.25 SHARES CUSIP # JOB #SEQUENCE # VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 John Sample 234567P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. 1234567 Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. NAME THE COMPANY NAME INC. - COMMON THE COMPANY NAME INC. - CLASS A THE COMPANY NAME INC. - CLASS B THE COMPANY NAME INC. - CLASS C THE COMPANY NAME INC. - CLASS D THE COMPANY NAME INC. - CLASS E THE COMPANY NAME INC. - CLASS F THE COMPA N Y NAME INC. - 401 K CONTROL #  SHARES123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 x PAGE1 OF 2 LOXO ONCOLOGY, INC. 281 TRESSER BOULEVARD 9TH FLOOR STAMFORD, CT 06901 Investor Address Line 1 Investor Address Line 2 Investor Address Line 3 Investor Address Line 4 Investor Address Line 5 8 8 8 1 1234 ANYWHERE STREET ANY CITY, ON A1A 1A1 234567 234567 234567 234567

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, Form 10-K is/are available at www.proxyvote.com LOXO ONCOLOGY, INC. Annual Meeting of Shareholders June 10, 2016 10:00 AM This proxy is solicited by the Board of Directors The shareholder(s) hereby appoint(s) each of Joshua H. Bilenker and Jennifer Burstein as proxy, with the power to appoint his or her substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of LOXO ONCOLOGY, INC. that the shareholder(s) is/are entitled to vote at the Annual Meeting of shareholder(s) to be held at 10:00 AM, EDT on June 10, 2016, at the Stamford Marriott Hotel and Spa, 243 Tresser Blvd., Stamford, CT, 06901 and any adjournment or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations. Address change/comments: (If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.) Continued and to be signed on reverse side 0000272891_2 R1.0.1.25